EXHIBIT 1.1

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

Luminent Mortgage Trust 2006-3
Mortgage Pass-Through Certificates, Series 2006-3

TERMS AGREEMENT

Dated: as of April 28, 2006

To: STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

Re: Underwriting Agreement dated March 22, 2006

Underwriters: Bear, Stearns & Co. Inc. and Wachovia Capital Markets, LLC

Series Designation: Series 2006-3.

Class Designation Schedule of the Certificates: Class I-1A-1, Class I-1A-2, Class I-1A-3, Class I-2A-1, Class I-2A-2, Class I-2A-3, Class I-2X, Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class II-1A-1, Class II-1A-2, Class II-1X-1, Class II-2X-1, Class II-3A-1, Class II-3A-2, Class II-3X-1, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates.

Terms of the Certificates:

Class	Original Principal Amount	Interest Rate
Class I-1A-1	$100,908,000	Adjustable Rate
Class I-1A-2	$50,454,000	Adjustable Rate
Class I-1A-3	$16,818,000	Adjustable Rate
Class I-2A-1	$97,258,000	Adjustable Rate
Class I-2A-2	$48,629,000	Adjustable Rate
Class I-2A-3	$16,210,000	Adjustable Rate
Class I-2X	$0	Fixed Rate
Class I-M-1	$11,908,000	Adjustable Rate
Class I-M-2	$7,380,000	Adjustable Rate
Class I-M-3	$2,583,000	Adjustable Rate
Class I-B-1	$4,244,000	Adjustable Rate
Class I-B-2	$1,845,000	Adjustable Rate
Class I-B-3	$4,982,000	Adjustable Rate
Class I-B-4	$1,845,000	Adjustable Rate
Class II-1A-1	$47,535,000	Adjustable Rate
Class II-1A-2	$4,096,000	Adjustable Rate
Class II-1X-1	$0	Fixed Rate
Class II-2A-1	$147,795,000	Adjustable Rate
Class II-2A-2	$12,735,000	Adjustable Rate
Class II-2X-1	$0	Fixed Rate
Class II-3A-1	$72,093,000	Adjustable Rate
Class II-3A-2	$6,212,000	Adjustable Rate
Class II-3X-1	$0	Fixed Rate
Class II-B-1	$11,755,000	Adjustable Rate
Class II-B-2	$3,763,000	Adjustable Rate
Class II-B-3	$2,822,000	Adjustable Rate

The Certificates purchased by the Underwriters will be offered from time to time by the Underwriters in negotiated transactions at varying prices to be determined at the time of sale.

Defined Terms: Terms not otherwise defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement, dated as of April 1, 2006, among Structured Asset Mortgage Investments II Inc., as depositor, Luminent Mortgage Capital, Inc., as sponsor, Wells Fargo Bank, National Association, as master servicer and securities administrator and HSBC Bank USA, National Association, as trustee.

Form of Certificates Being Purchased by the Underwriters: Book-Entry.

Distribution Dates: The 25th day of each month or, if such 25th day is not a business day, the next succeeding business day beginning on May 25, 2006.

Note Rating for the Certificates Being Purchased by the Underwriters:

Ratings
Class	S&P	Fitch	Moody’s
Class I-1A-1	AAA	--	Aaa
Class I-1A-2	AAA	--	Aaa
Class I-1A-3	AAA	--	Aaa
Class I-2A-1	AAA	--	Aaa
Class I-2A-2	AAA	--	Aaa
Class I-2A-3	AAA	--	Aaa
Class I-2X	AAA	--	Aaa
Class I-M-1	AA+	--	Aa1
Class I-M-2	AA	--	Aa2
Class I-M-3	AA-	--	Aa3
Class I-B-1	A+	--	A2
Class I-B-2	A	--	Baa1
Class I-B-3	BBB	--	Baa2
Class I-B-4	BBB-	--	Baa3
Class II-1A-1	--	AAA	Aaa
Class II-1A-2	--	AAA	Aaa
Class II-1X-1	--	AAA	Aaa
Class II-2A-1	--	AAA	Aaa
Class II-2A-2	--	AAA	Aaa
Class II-2X-1	--	AAA	Aaa
Class II-3A-1	--	AAA	Aaa
Class II-3A-2	--	AAA	Aaa
Class II-3X-1	--	AAA	Aaa
Class II-B-1	--	AA	--
Class II-B-2	--	A	--
Class II-B-3	--	BBB	--

Mortgage Assets: The Mortgage Loans to be included in the Trust Fund are as described in Annex A hereto.

Purchase Price: The aggregate purchase price payable by the Underwriters for the Certificates covered by this Agreement will be $____________*  (plus $_____________* in accrued interest).

Credit Enhancement: With respect to Group I, excess spread, overcollateralization and subordination and with respect to Group II, subordination, each as described in the related Prospectus Supplement. Also, the Group I Offered Certificates benefit from a series of interest rate corridor contracts agreements.

Closing Date: April 28, 2006.

___________________
* Please contact Bear, Stearns & Co. Inc. for pricing information.

The undersigned, as the Underwriters, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates as set forth herein.

BEAR, STEARNS & CO. INC.		WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Matthew Perkins	By:	/s/ Robert J. Perrit
Name:	Matthew Perkins	Name:	Robert J. Perrit
Title:	Senior Managing Director	Title:	Director

Accepted: STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

By:	/s/ Baron Silverstein
Name:	Baron Silverstein
Title:	Vice President

Annex A

Mortgage Loan Schedule

[Available Upon Request]